UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OLIN CORPORATION
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The following press release was published by Olin Corporation on March 2, 2020.

Olin Corporation Appoints Scott Ferguson and W. Barnes Hauptfuhrer to Board of Directors

Sachem Head Commits to Support Company’s Directors at 2020 Annual Meeting of Shareholders

CLAYTON, Mo., March 2, 2020 – Olin Corporation (NYSE: OLN) (“Olin” or the “Company”) today announced the appointment of Scott Ferguson and W. Barnes Hauptfuhrer to its Board of Directors (the “Board”), effective immediately. With these appointments, the Olin Board will be comprised of 14 directors, 13 of whom are independent, and six of whom will stand for re-election at the Company’s upcoming 2020 Annual Meeting of Shareholders. In conjunction with these appointments, Olin has entered into an agreement with Sachem Head Capital Management LP (“Sachem Head”), which owns approximately 9.5% of the outstanding shares of the Company’s common stock.

“We are pleased to have Scott and Barnes join our Board as independent directors,” said John E. Fischer, Chairman, President and Chief Executive Officer of Olin. “As we continue to take actions to enhance our capital structure, accelerate our cost discipline and efficiency efforts, and drive long-term value for all shareholders, we are confident that their expertise will be additive to the Board’s ongoing efforts.”

“We appreciate the constructive and open dialogue we have had with Olin’s Board and leadership team and look forward to continue working closely with them,” said Scott Ferguson, founder and managing partner of Sachem Head.

Under the terms of the agreement, Mr. Hauptfuhrer will serve as a member of the Directors and Corporate Governance Committee of the Board, Mr. Ferguson will serve as a member of the Compensation Committee of the Board and both will serve on a newly formed Operating Improvement Committee, which will analyze and make recommendations to the Board regarding operational improvements and support and inform the Board’s review of Olin’s strategy. Mr. Scott Sutton and Mr. John M. B. O’Connor, both independent directors of the Board, will also serve on this committee, with Mr. Sutton acting as chair. Olin has also agreed to propose, at its 2020 annual meeting of shareholders, an amendment to its Amended and Restated Articles of Incorporation to declassify the Board and provide for the annual election of all directors starting at the 2021 annual meeting of shareholders. Sachem Head has also agreed to customary voting and standstill provisions. The complete agreement between Olin and Sachem Head will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Scott Ferguson

Scott is the founder and managing partner of Sachem Head Capital Management, a value-oriented investment management firm based in New York which he started in 2012. Prior to starting Sachem Head, he spent nine years at Pershing Square Capital Management, which he joined pre-launch as the firm’s first investment professional. Prior to Pershing Square, Scott earned an M.B.A. from Harvard Business School in 2003 and was a vice president at American Industrial Partners, an operations focused private equity firm, from 1999 to 2001. Scott was also a business analyst at McKinsey & Company from 1996 to 1999. Scott graduated from Stanford University with an A.B. in Public Policy in 1996. He currently serves on the board of directors of the Henry Street Settlement and is also a member of the Robin Hood Leadership Council. He is a former director of Autodesk, a leading design & engineering software company.

About W. Barnes Hauptfuhrer

W. Barnes Hauptfuhrer most recently served as Chief Executive Officer of Chapter IV Investors, LLC, an investment firm he founded in February 2006. Prior to this, Mr. Hauptfuhrer served as Co-Head of the Corporate & Investment Banking Division of Wachovia Corporation (formerly, First Union Corporation). Earlier in his career, he also served as Senior Executive Vice President of Wachovia and prior to the merger of Wachovia and First Union, Mr. Hauptfuhrer served in roles of increasing responsibility at First Union, including Co-Head of the Corporate & Investment Banking Division, Co-Head of Investment Banking, and Managing Partner of First Union Capital Partners, a private equity investment group within First Union, which he founded. Previously, Mr. Hauptfuhrer served as Managing Director and investment banker at Kidder Peabody. Mr. Hauptfuhrer currently serves as a director of National Gypsum Company. He previously served as a director of Buckeye Pipeline LLC from September 2006 to March 2008, and of Wolverine Tube, Inc. from May 1998 to October 2005.

Mr. Hauptfuhrer earned a bachelor’s degree from Princeton University and a juris doctorate degree and master’s degree in business administration from the University of Virginia. He is a director of the Foundation for the Carolinas.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements.  These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate.  The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control.  Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.  The payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors.  In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, include, but are not limited to, the following:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as vinyls, urethanes, and pulp and paper;

•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;
•	higher-than-expected raw material, energy, transportation, and/or logistics costs;
•	failure to control costs or to achieve targeted cost reductions;
•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;
•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;
•	weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior credit facility;

•	the failure or an interruption of our information technology systems;
•	complications resulting from our multiple enterprise resource planning systems and the conversion to a new system;
•	a loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products;
•	our substantial amount of indebtedness and significant debt service obligations;
•	unexpected litigation outcomes;
•	changes in, or failure to comply with, legislation or government regulations or policies;
•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;
•	failure to attract, retain and motivate key employees;
•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;
•	adverse changes in international markets, including economic, political or regulatory changes;
•	our long range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets;
•	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital; and
•	various risks associated with our transition and subsequent operation of the Lake City U.S. Army Ammunition Plant.

All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

IMPORTANT INFORMATION

In connection with the forthcoming solicitation of proxies from shareholders in respect of Olin’s 2020 Annual Meeting of Shareholders, Olin will file with the SEC a proxy statement on Schedule 14A (the “proxy statement”), containing a form of white proxy card. Olin, its directors, its director nominees and certain of its executive officers and employees will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting of Shareholders. Information regarding the names of Olin’s directors, director nominees and certain of its executive officers and employees and their respective interests in the Company by security holdings or otherwise will be set forth in the proxy statement. Details concerning the nominees of Olin’s Board of Directors for election at the 2020 Annual Meeting of Shareholders will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING OLIN’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT OLIN. Shareholders may obtain free copies of the proxy statement and other relevant documents that Olin files with the SEC on Olin’s website at https://www.olin.com/investors/financials-filings/annual-reports-proxy or from the SEC’s website at www.sec.gov.

COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

CONTACTS

InvestorRelations@Olin.com
314-719-1755

2020-04